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Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        We, Steven C. Cooper, the chief executive officer of TrueBlue, Inc. (the "Company"), and Derrek L. Gafford, the chief financial officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Annual Report of the Company on Form 10-K, for the fiscal period ended December 28, 2007 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Steven C. Cooper Steven C. Cooper Chief Executive Officer	/s/ Derrek L. Gafford Derrek L. Gafford Chief Financial Officer
February 19, 2008

A signed original of this written statement required by Section 906 has been provided to TrueBlue, Inc. and will be retained by TrueBlue, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002